Exhibit 10.6

AMENDMENT TO THE AMENDED AND RESTATED

CONSULTING AGREEMENT

This Amendment (this “Amendment”), dated as of December 12, 2013, is made by Affinion Group, Inc., a corporation organized under the laws of the State of Delaware (the “Company”) and Apollo Management V, L.P., a Delaware limited partnership (“Apollo”), and acknowledged and consented to by General Atlantic Service Company, a Delaware limited liability company (“General Atlantic”).

WHEREAS, the Company and Apollo are parties to that certain Amended and Restated Consulting Agreement, dated as of January 14, 2011 (the “Consulting Agreement”);

WHEREAS, Section 12 of the Consulting Agreement provides, among other things, that the Consulting Agreement may be amended by the written agreement of the Company and Apollo;

WHEREAS, reference is made to that certain letter agreement by and between Apollo and General Atlantic, dated as of January 14, 2011, in respect of the Consulting Agreement, pursuant to which Apollo cannot agree to modify the Consulting Agreement except for such modifications that do not adversely affect the rights of General Atlantic without the prior written consent of General Atlantic;

WHEREAS, the Company and Apollo desire to amend the Consulting Agreement in connection with the proposed restructuring of the Company’s and its subsidiaries’ outstanding indebtedness pursuant to (i) exchange offers for the Company’s outstanding 11.625% Senior Notes due 2015 and Affinion Group, Inc.’s (“AGI”) outstanding 11 1⁄2% Senior Subordinated Notes due 2015 and (ii) amendments to AGI’s amended and restated credit agreement (collectively, the “Transactions”); and

WHEREAS, capitalized terms used and not otherwise defined herein have the meanings set forth in the Consulting Agreement.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Consulting Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Apollo agree as follows:

A. Amendments to the Consulting Agreement.

1. Section 4(e). The first sentence of Section 4(e) of the Consulting Agreement is hereby amended and restated to read as follows:

“(e) Accrual and Subordination of Payments. Notwithstanding anything to the contrary set forth herein, Apollo hereby acknowledges and agrees that: (i) so long as the Holdings Senior Notes or any amounts thereunder are outstanding or otherwise unpaid in full, the Consulting Fee shall not be paid or payable by the Company or any of its Affiliates; provided that, notwithstanding the Consulting Fee so not being paid or payable, the Consulting Fee shall continue to accrue so long as this Agreement remains in effect, and the Consulting Fee will become payable after all of the Holdings Senior Notes and any and all amounts thereunder are no longer outstanding and are paid in full; and (ii) any and all amounts payable to Apollo or any of its Affiliates under this Agreement shall be subordinated in all respects to any and all amounts outstanding from time to time under the Holdings Senior Notes. The holders of the Holdings Senior Notes shall be third party beneficiaries of the provisions of this Section 4.”

2. Section 4(f). Section 4(f) of the Consulting Agreement is hereby amended by adding the following definition as subclause (ii), and the remaining subclauses shall be re-numbered as as appropriate:

“(ii) “Holdings Senior Notes” means the 13.75%/14.50% Senior Secured PIK/Toggle Notes due 2018 of Affinion Group Holdings, Inc. issued on or about December 12, 2013 (as may be increased for any in-kind payment thereon, but without regard to any subsequent new issuances of notes under the indenture governing the Holdings Senior Notes).”

3. Notwithstanding anything to the contrary contained in the Consulting Agreement, the Holders (as defined in the Warrantholder Rights Agreement) shall be deemed to be third party beneficiaries of this Amendment and the provisions of the Consulting Agreement contained herein.

4. Effectiveness. Notwithstanding anything the contrary set forth herein, this Amendment shall become effective only when and if the Transactions are consummated on the terms set forth in the Restructuring Support Agreement dated as of November 7, 2013. If the Restructuring Support Agreement is terminated and the Transactions are not consummated on the terms set forth in the Restructuring Support Agreement, this Agreement shall terminate automatically and be of no force and effect without having given effect to any of the amendments contemplated herein.

B. Miscellaneous. Subject to the Warrantholder Rights Agreement, this Amendment and the Consulting Agreement contain the complete agreement among the Company, Apollo, General Atlantic and the Holders (as defined in the Warranholder Rights Agreement) and supersede any prior understandings, agreements, letters of intent, or representations by or among such parties, written or oral, to the extent they relate to the subject matter hereof. Except as specifically amended hereby, (i) the Consulting Agreement shall remain in full force and effect, and (ii) the terms and provisions of Section 8 through 15 of the Consulting Agreement are incorporated herein by reference as if set forth herein in their entirety and shall apply mutatis mutandis to this Amendment.

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This Amendment is executed by the Company and Apollo to be effective as of the date first above written.

AFFINION GROUP, INC.

By:	/s/ Todd H. Siegel
	Name:	Todd H. Siegel
	Title:	Chief Executive Officer

[Signature Page to Amendment to Consulting Agreement]

APOLLO MANAGEMENT V, L.P.

By:	AIF V Management, LLC, its general partner

By:	/s/ Marc E. Becker
	Name:	Marc E. Becker
	Title:	Vice President

[Signature Page to Amendment to Consulting Agreement]

Acknowledged and consented to by:

GENERAL ATLANTIC SERVICE COMPANY, LLC

By:	/s/ Thomas J. Murphy
	Name:	Thomas J. Murphy
	Title:	Vice President

[Signature Page to Amendment to Consulting Agreement]